Exhibit 10.25

EXECUTION COPY

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of February 27, 2019, by MUFG Union Bank, N.A. (the “Assuming Lender”), in favor of Goldman Sachs BDC, Inc., a Delaware corporation (the “Borrower”), and SunTrust Bank, as administrative agent under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders from time to time party thereto and the Administrative Agent are parties to a Senior Secured Revolving Credit Agreement, dated as of September 19, 2013 (as amended by the First Omnibus Amendment to Senior Secured Revolving Credit Agreement and Guarantee and Security Agreement, dated as of October 3, 2014, the Second Amendment to Senior Secured Revolving Credit Agreement, dated as of November 4, 2015, the Third Amendment to Senior Secured Revolving Credit Agreement, dated as of December 16, 2016, the Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of February 21, 2018, the Fifth Amendment to Senior Secured Revolving Credit Agreement, dated as of September 17, 2018, and as further amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender hereby agrees to (and does hereby) become a “Lender” under and for all purposes of the Credit Agreement with a Dollar Commitment equal to $100,000,000. Without limiting the foregoing, the Assuming Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder.

Sections 9.06, 9.09 and 9.10 of the Credit Agreement apply to this Joinder Agreement mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Assuming Lender has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

MUFG UNION BANK, N.A., as Assuming Lender

By:	/s/ Jeanne Horn
Name: Jeanne Horn
Title: Managing Director

Signature Page to MUFG Joinder Agreement (BDC)

Accepted and agreed:

GOLDMAN SACHS BDC, INC., as Borrower

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

Signature Page to MUFG Joinder Agreement (BDC)

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name: Doug Kennedy
Title: Director

Signature Page to MUFG Joinder Agreement (BDC)